UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2006

CALPINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

Commission File Number: 001-12079

I.R.S. Employer Identification Number: 77-0212977

50 West San Fernando Street

San Jose, California 95113

Telephone: (408) 995-5115

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 — OTHER EVENTS

As set forth in Item 7.01 of the Current Report on Form 8-K, dated December 20, 2005, furnished by Calpine Corporation (the “Company”) to the SEC on December 23, 2005, the Company provides information concerning its bankruptcy cases which is available to the public at the restructuring section of its web site at www.calpine.com.  Included in the restructuring section of the web site is a link to www.kccllc.net/calpine where documents filed by the Company with the Bankruptcy Court are publicly available.  In accordance with orders of the Bankruptcy Court, the Company is required to file certain Statements of Financial Affairs (“SOFAs”) for the period ending December 20, 2005, on or before April 19, 2006.  The Company has filed the SOFAs, including various Schedules of Assets and Liabilities for the Company and certain of its subsidiaries.  The filings are publicly available at the Bankruptcy Court and at www.kccllc.net/calpine.

Information set forth on the foregoing web sites or filed with the Bankruptcy Court shall not be deemed to be a part of or incorporated by reference into this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ Charles B. Clark, Jr.
Charles B. Clark, Jr.
Senior Vice President, Controller and Chief Accounting Officer

Date: April 25, 2006